EXHIBIT 99.1

Alpha and Omega Semiconductor Announced CEO Succession Plan

SUNNYVALE, Calif., Jan. 9, 2013 (GLOBE NEWSWIRE) -- Alpha and Omega Semiconductor Limited ("AOS") (Nasdaq:AOSL), a designer, developer and global supplier of a broad range of power semiconductors and power ICs, today announced that the Company has established a CEO succession plan and has retained an executive search firm to seek a new CEO.

Since its inception 12 years ago, AOS has achieved a respectable market position in the power semiconductor industry and attained an excellent reputation among its peers in the market place. "At the age of 67, it's overdue for me to plan my retirement," said Dr. Chang. "In executing our strategic roadmap for diversification, we have established a solid foundation for growth. Now is the time for a dynamic new leader to take full advantage of this momentum and lead AOS to the next level," Dr. Chang continued.

As the founder, CEO, and Chairman of the Board, Dr. Chang brought AOS to be among the world's leading Power semiconductor suppliers. He started AOS in 2000 with very limited funding and a handful of employees and built it into a successful public company as of today, with over $350 million annual revenue and a very strong balance sheet. His relentless drive for excellence has positioned AOS well to become the best power semiconductor company in the world. In addition, as a visionary, Dr. Chang has instilled a company culture that empowers employees to fully unleash their potential and talent.

The Board is taking a thoughtful approach to the CEO succession process, including the formation of a search committee, to identify and recruit the best candidate to lead the next chapter of AOS' growth.  During the search period, AOS' business operations will continue as usual with Dr. Chang as the CEO. He will work closely with the new leader once identified to ensure a seamless transition. Upon completion of the transition, Dr. Chang will continue to serve in the capacity of Chairman of the Board.

Forward-Looking Statements

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management's judgment, beliefs, current trends, and anticipated product performance. These forward looking statements include, without limitation, the statement relating to the CEO's Succession Plan. Forward looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to, our ability to introduce or develop new and enhanced products that achieve market acceptance; the actual product performance in volume production; the quality and reliability of our product, our ability to achieve design wins, the general business and economic conditions, our ability to integrate and ramp up production at the Oregon fab facility; the state of semiconductor industry and seasonality of our markets, and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2012 filed on August 31, 2012. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today's date, unless otherwise stated, and AOS undertakes no duty to update such information, except as required under applicable law.

About Alpha and Omega Semiconductor

Alpha and Omega Semiconductor Limited, or AOS, is a designer, developer and global supplier of a broad range of power semiconductors, including a wide portfolio of Power MOSFET, IGBT and Power IC products. AOS has developed extensive intellectual property and technical knowledge that encompasses the latest advancements in the power semiconductor industry, which enables us to introduce innovative products to address the increasingly complex power requirements of advanced electronics. AOS differentiates itself by integrating its Discrete and IC semiconductor process technology, product design, and advanced packaging know-how to develop high performance power management solutions.

AOS's portfolio of products targets high-volume applications, including portable computers, flat panel TVs, LED lighting, smart phones, battery packs, consumer and industrial motor controls and power supplies for TVs, computers, servers and telecommunications equipment. For more information, please visit http://www.aosmd.com/.

CONTACT: Alpha and Omega Semiconductor Limited
         Investor Relations
         So-Yeon Jeong
         408-789-3172
         investors@aosmd.com